COPY

NEGOTIABLE PROMISSORY NOTE

$53,105,367.36 June 18, 2008

FOR VALUE RECEIVED, CHEROKEE PHARMACEUTICALS, LLC (the "Maker"), hereby unconditionally promises to pay to the order of NDH CAPITAL CORPORATION, a New York corporation ("NDH"), and together with its successors or assigns of its interest herein (the "Payee"), the amount of $53,105,367.36 (Fifty Three Million One Hundred Five Thousand Three Hundred Sixty Seven and 36/100 Dollars), payable at the offices of NDH, 2975 Westchester Avenue, Suite 414, Purchase, NY 10577-2518, or at such other place as the Payee may designate in writing to the Maker. Such amount shall be due and payable in eight (8) equal quarterly installments of $6,638,170.92 due as follows: January 5, 2011, April 5, 2011, July 5, 2011, October 5, 2011, January 5, 2012, April 5, 2012, July 5, 2012 and October 5, 2012.

This Promissory Note may be negotiated, endorsed, assigned, transferred, pledged or hypothecated by NDH to secure any indebtedness of the undersigned. In the event that this Promissory Note is negotiated, endorsed, assigned, transferred, hypothecated and/or pledged, all references to NDH shall apply to the holder, pledgee or transferee as if named as original payee under this Promissory Note.

The Maker hereby waives presentment, demand for payment, notice of dishonor, notice of protest, and protest, and all other notices or demands in connection with the delivery, acceptance, performance, default, endorsement or guaranty of this instrument. The obligation to make payments to the Payee hereunder is absolute and unconditional and the rights of said Payee shall not be subject to any defense, set-off, counterclaim or recoupment which the Maker may have against NDH or by reason of any indebtedness or liability at any time owing by the Payee to the Maker. In the event that this Promissory Note is negotiated, endorsed, assigned, transferred, hypothecated and/or pledged, the obligations of the Maker hereunder shall continue in which case the successor, transferee or subsequent holder shall not have recourse to NDH in the event of any default by the Maker hereunder.

Any of the following shall constitute an Event of Default hereunder ("Event of Default"):

(a) The Maker shall fail to make any payment due hereunder to NDH on the due date and shall fail to cure such non-payment for ten (10) days following the date upon which such payment is due (the "Cure Period"); or

(b) The Maker commences a voluntary case or other proceeding seeking dissolution, liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any action to authorize any of the foregoing; or

(c) An involuntary case or other proceeding shall be commenced against the Maker seeking dissolution, liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed for a period of 60 days; or

If the Maker shall fail to make any payment when due, the Maker shall be obligated to pay interest on the the overdue payment in default from the date of non payment to the date such payment is made at an annual rate (the "Default Rate") equal to eight (8%) per annum; provided, however, that such rate of interest shall in no event be greater than the highest rate permitted by applicable law.

If there shall have occurred and be continuing an Event of Default as described in paragraphs (a) and (b) above (which shall be after the expiration of the Cure Period if the Event of Default is related to paragraph (a)), the Maker shall be obligated to pay interest thereafter on the entire outstanding principal balance at the Default Rate. In addition, upon an Event of Default, the Payee shall have the option to declare the entire outstanding principal balance of this Promissory Note immediately due and payable without presentment or protest or notice or demand, all of which are expressly waived by the Maker. Except for the foregoing obligation to pay interest during the cure period or in the event of an Event of Default, no other interest shall be due or payable by the Maker on the principal amount of this Promissory Note.

To secure the prompt payment, performance and observance in full of the Loan represented by this Note and any other amounts due hereunder, the Maker and Payee have entered into a Term Loan, Pledge and Security Agreement of even date herewith (the "Loan Agreement") and this Note is entitled to the benefits thereof.

Maker shall have the right to prepay this Promissory Note (in whole) in accordance with the terms of the Loan Agreement. In addition, in the event of the occurrence of any Event of Default under the Loan Agreement (as defined below), except as specifically set forth in the Loan Agreement, the Payee shall have the option of declaring the "Acceleration Amount" as defined in the Loan Agreement to be immediately due and payable without presentment or protest or other notice or demand, all of which are expressly waived by the undersigned. In addition, upon the occurrence of an Event of Default under paragraphs 10 (e) or 10 (f) of the Loan Agreement, the "Acceleration Amount" as defined in the Loan Agreement shall automatically be immediately due and payable without presentment or protest or notice of demand, all of which are expressly waived by the undersigned. The occurrence of an Event of Default under the Loan Agreement shall constitute an Event of Default hereunder.

Should this Promissory Note, or any part of the indebtedness evidenced hereby, be collected by law or through an attorney-at-law, the Payee shall be entitled to collect all costs of collection, including but not limited to, reasonable attorney's fees.

Promptly upon payment in full of this Promissory Note, at request of the Maker, Payee shall mark this Promissory Note "paid in full" and deliver it to the Maker.

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This Promissory Note shall be construed and enforced in accordance with the laws of the State of New York, without giving effect to any conflicts of law principles.

WITNESS the execution hereof this 18th day of June, 2008.

CHEROKEE PHARMACUETICALS LLC

By: [signature]
Name: STRATTON C LEE JR.
Title: VICE PRESIDENT.

COPY

ALLONGE ENDORSEMENT

DEEMED TO BE ATTACHED TO AND INTENDING TO FORM A PART OF A
$53,105,367.36
NEGOTIABLE PROMISSORY NOTE
DATED
JUNE 18 2008
FROM
CHEROKEE PHARMACUETICALS LLC
TO
NDH CAPITAL CORPORATION

Pay to the order of John Hancock Life Insurance Company
Without recourse to us
NDH CAPITAL CORPORATION

By:______________________________
Scott Haber, President

Pay to the order of John Hancock Variable Life Insurance Company
Without recourse to us
NDH CAPITAL CORPORATION

By:______________________________
Scott Haber, President

Pay to the order of John Hancock Life Insurance Company (U.S.A.)
Without recourse to us
NDH CAPITAL CORPORATION

By:______________________________
Scott Haber, President

Dated as of June 18, 2008